Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 25, 2015 relating to the financial statements of Oneida Financial Corp. appearing in Oneida Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Crowe Horwath LLP

New York, New York
May 1, 2015